QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

MRS. FIELDS FAMOUS BRANDS, INC.
EMPLOYEE STOCK OPTION PLAN

1.    Purpose.

        The purpose of the MRS. FIELDS FAMOUS BRANDS, INC. Employee Stock Option Plan (the "Plan") is to align the interests of officers and other employees of MRS. FIELDS FAMOUS BRANDS, INC., a Delaware corporation (the "Company"), and its subsidiaries, with those of the stockholders of the Company; to attract, motivate and retain the best available executive personnel and key employees of the Company and its subsidiaries by permitting them to acquire or increase their proprietary interest in the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

1.    Definitions.

        The following terms, as used herein, shall have the following meanings:

  (a)
  "Adjusted EBITDA" shall mean, for any fiscal year, the Company's consolidated earnings before depreciation, amortization, interest, income taxes and other income (expense) for such fiscal year after making pro forma adjustment from the beginning of such fiscal year for any acquisitions, divestitures or discontinued operations during such fiscal year.

  (b)
  "Award" shall mean any Option granted pursuant to the Plan.

  (c)
  "Award Agreement" shall mean any written agreement, contract or other instrument or document between the Company and a Participant evidencing an Award.

  (d)
  "Board" shall mean the Board of Directors of the Company.

  (e)
  "Capricorn" shall mean, collectively, Capricorn Investors II, L.P., a Delaware limited partnership, and Capricorn Investors III, L.P., a Delaware limited partnership, together with any affiliated persons.

  (f)
  "Change of Control" shall mean the earliest to occur of (i) a transaction in which Capricorn's equity investment in the Company is reduced (including through the operation of a merger in which the Company is not the surviving corporation and the Common Stock is converted into the right to receive cash or other property) such that Capricorn is no longer the single largest equity investor in the Company or (ii) a sale by the Company of all or substantially all of its assets.

  (g)
  "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

  (h)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (i)
  "Committee" shall mean a committee of the Board which administers the Plan as provided herein.

  (j)
  "Company" shall have the meaning set forth in Section 1 hereof.

  (k)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time now or hereafter construed, interpreted and applied by regulations, rulings and cases.

  (l)
  "Implied Valuation" shall mean, for any fiscal year or other period of four consecutive fiscal quarters of the Company, the excess of such multiple of Adjusted EBITDA for such fiscal year or other period over the Net Debt as of the end of such fiscal year or other period as shall be determined in good faith by the Committee to represent an appropriate acquisition multiple for the Company at the time of such valuation.

  (m)
  "Initial Public Offering" shall mean a public offering of Common Stock pursuant to a registration statement under the Securities Act.

  (n)
  "IRR" shall mean, as of any date, the internal rate of return, determined in accordance with generally accepted practice, on one share of Common Stock calculated from the "Initial Date" specified in the Award Agreement through the date as of which the determination is being made, using (i)the "Initial Value" of one share specified in the Award Agreement at the "Initial Date" specified in the Award Agreement (subject to equitable adjustment in the event of a transaction of the nature contemplated by Section 5(b)), (ii) if the relevant date of determination is a Change of Control, the value per share of Common Stock paid pursuant to or implicit in such Change of Control as determined in good faith by the Committee, and (iii) if the relevant date of determination is the expiration of such Option, the value per share of Common Stock as determined in good faith based on the Implied Valuation determined by using the four most recently completed fiscal quarters of the Company for which financial statements are available as of the date of determination as the relevant fiscal period.

  (o)
  "Net Debt" shall mean, for any fiscal year or other fiscal period of the Company, the Company's consolidated debt (as evidenced by a written agreement) net of cash and short term investments at the end of such fiscal year.

  (p)
  "Option" shall mean the right, granted pursuant to the Plan, of a holder to purchase shares of Common Stock. Options granted hereunder shall not qualify as "incentive stock options" within the meaning of Section 422 of the Code.

  (q)
  "Participant" shall mean an officer or other employee of the Company or a subsidiary who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

  (r)
  "Plan" shall have the meaning set forth in Section 1 hereof.

  (s)
  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

  (t)
  "Time Vested Option" shall mean an Option that will vest in an amount equal to the "Vesting Percentage" set forth in the Award Agreements per year on the anniversaries of the date as of which it was awarded and will vest in full upon the occurrence of a Change of Control.

  (u)
  "Upside Option" shall mean an Option that will vest upon the earlier to occur of the expiration of such Option or a Change of Control in accordance with the following: (i) IRR through such date less than 20%, no vesting; (ii) IRR through such date in the range of 20%-24.99%, 1/3 vesting; (iii) IRR through such date in the range of 25%-29.99%, 2/3 vesting; and (iii) IRR through such date of 30% or more, full vesting.

2.    Administration.

        The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to take the following actions: to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, adjusted, forfeited, exchanged, or surrendered or accelerated or an Option or Options may be repriced to a lower exercise price; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan. From and after the Initial Public Offering, the Committee shall consist of two or more persons who are intended to be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act.

3.    Eligibility.

        Awards may be granted to officers or other employees of the Company and its subsidiaries in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

4.    Stock Subject to the Plan.

        (a)    Number of Shares.    The maximum number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 936,000 allocated among Time-Vested Options and Upside Options as determined by the Committee. All such shares of Common Stock shall be subject to equitable adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

        (b)    Equitable Adjustment.    In the event that an extraordinary transaction or other event or circumstance affecting the Common Stock shall occur, including, but not limited to, any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets or other similar transaction or event, and the Committee determines that a change or adjustment in the terms of any Award is appropriate, then the Committee may, in its sole discretion, make such equitable changes or adjustments or take any other actions that it deems necessary or appropriate (which shall be effective at such time as the Committee in its sole discretion determines), including, but not limited to causing changes or adjustments to any or all of (i) the number and kind of shares of stock or other securities or property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of stock or other securities or property issued or issuable in respect of outstanding Awards, (iii) the exercise price relating to any Award, and (iv) any performance criteria relating to any Award.

5.    Stock Options.

        Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable. Each Option shall be a Time-Vested Option or an Upside-Vested Option as determined by the Committee at the time of the grant of the Award and specified in the related Award Agreement.

        (a)    Stock Options

          (1)    Number of Shares.    Each Award Agreement shall state the type or types of Options covered by such Award and the number of shares of Common Stock to which the Option relates.

          (2)    Option Exercise Price.    Each Award Agreement shall state the Option exercise price. The Option exercise price shall be subject to adjustment as provided in Section 5 hereof. Unless otherwise expressly stated in the Committee resolution expressly granting an Option, the date as of which the Committee adopts the resolution expressly granting an Option shall be considered the day on which such Option is granted.

          (3)    Method and Time of Payment.    The Option exercise price shall be paid in full, at the time of exercise, in cash, in shares of Common Stock held by the exercising Participant for at least six (6) months and having a fair market value (determined by the Committee)equal to such Option exercise price, in a combination of cash and such shares of Common Stock (or other consideration deemed acceptable by the Committee) or, in the sole discretion of the Committee, through a cashless exercise by a Participant through a qualified broker.

          (4)    Term and Exercisability of Options.    Each Award Agreement shall provide that each Option shall become exercisable in accordance with its characterization as a Time-Vested Option or an Upside Option; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be not more than ten (10) years from the date of the grant of the Option, or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(5) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Option exercise price. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of the Company receives both the notification and such payment.

          (5)    Termination.    If a Participant's employment by the Company or a subsidiary terminates, the Committee will have the exclusive authority to determine if and for how long, and under what conditions, such Option may be exercised after such termination; provided, however, that the Committee may not shorten any exercise period set forth in an Award Agreement, and provided, further, that in no event will an Option continue to be exercisable beyond the expiration date of such Option.

          (6)    Nontransferability of Common Stock.    Each Award Agreement shall provide that prior to an Initial Public Offering, the Participant shall execute a stockholders agreement prior to being granted any Option hereunder with respect to the shares of Common Stock to which such Option relates, in such form and containing such terms and conditions as the Committee shall from time to time approve, including without limitation, any restrictions on the transferability of such shares.

6.    General Provisions.

        (a)    Compliance with Legal Requirements.    The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock under any Award as the Company may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

        (b)    Nontransferability.    Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution or, if then permitted by Rule 16b-3 under the Exchange Act, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

        (c)    No Right To Continued Employment.    Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

        (d)    Withholding Taxes.    Where a Participant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of a certificate or certificates representing such shares.

        Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment or (b) delivering to the Company previously acquired shares of Common Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate fair market value, determined by the Committee as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation.

        (e)    Amendment and Termination of the Plan.    The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval under applicable law or in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, subject to the other provisions of the Plan, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate on    September 29, 2011. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

        (f)    Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of stock covered by any Award until the date of the issuance of a certificate to him for such shares.

        (g)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

        (h)    Fractional Shares.    Fractional shares of Common Stock may be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares.

        (i)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Utah without giving effect to the conflict of laws principles thereof.

        (j)    Effective Date.    The Plan shall become effective on September 29, 2001.

        (k)    Beneficiary.    A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

        (l)    Interpretation.    The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act.

QuickLinks

  Exhibit 10.23
MRS. FIELDS FAMOUS BRANDS, INC. EMPLOYEE STOCK OPTION PLAN